EXHIBIT 23.1




  Consent of Independent Registered Public Accounting Firm

                  ----------------------

          As independent accountants, we hereby consent to the use of our report on the audited financial statements of Radiation Monitoring Devices, Inc. and Affiliate as of and for the periods ended June 30, 2008 and September 30, 2007 included in Dynasil Corporation of America's Form 8-K/A filing with the Securities and Exchange Commission.

                                Haefele, Flanagan & Co., p.c.


Moorestown, New Jersey
September 15, 2008